EXHIBIT 99.1

      SPAR Group Reports Improved Financial Results for 2005 First Quarter

TARRYTOWN, N.Y., May 5, 2005 -- SPAR Group, Inc. (SGRP) today reported higher net revenues and a sharp improvement in earnings for the first quarter ended March 31, 2005.

Net revenues for the 2005 first quarter rose more than 13.4% to $14.5 million from $12.8 million a year ago. The company posted net income for the 2005 period of $1.2 million, equal to $0.06 per share, compared with a net loss of $790,000, or a loss of $0.04 per share, for the 2004 first quarter.

"The first three months of 2005 marked the third consecutive quarter that the company has achieved profitable operations," said Robert G. Brown, SPAR Group's chairman and chief executive officer. "The turnaround reflects the benefits from our major restructuring program and cost reduction measures in our domestic business, along with significant growth of our international operations. In addition, both domestic and international revenues and profits were favorably impacted by strong project revenues in the quarter."

The gross margin percentage for the 2005 first quarter improved to 40.4% from 32.1% in the corresponding period last year. Selling, general and administrative expenses for the 2005 first quarter were reduced to $4.3 million from $5.0 million a year ago.

Brown said the company announced new joint venture agreements in Romania and China during the first quarter of 2005, and similar pacts were signed last year in South Africa and India. He said the company is now providing merchandising and related marketing services to manufacturers and retailers in each of the foreign markets where it has operations, except in China where the company's joint venture is awaiting government approval. SPAR Group expects operations to begin in China late in the third quarter of 2005.

"Although the general business environment remains challenging, we are continuing to experience international growth, particularly in Canada and Japan where our operations have been established for a longer time. We remain optimistic about the company's long term prospects," Brown added.

For the first quarter, SPAR Group said revenue in the U.S. amounted to $10.8 million, compared with $12.7 million a year ago, with net income of $863,000 in 2005, versus a net loss of $581,000 in 2004. International revenue for the 2005 first quarter rose to $3.7 million from $139,000 last year as result of the consolidation of our Japan joint venture, commencement of operations in South Africa, Turkey and India, as well as an increase in our Canadian business. International net income amounted to $306,000, compared with a net loss of $209,000 in the 2004 first quarter.

SPAR Group, Inc. is a diversified international marketing services company, providing a broad array of services to help companies improve their sales, operating efficiency and profits at retail worldwide. The company provides in-store merchandising, in-store event staffing, RFID and other technology, as well as research, to manufacturers and retailers covering all product classifications and all classes of trade, including mass market, drug store, convenience store and grocery chains, throughout the United States and internationally.

Certain statements in this news release are forward-looking, including, but not limited to, further benefits to be derived from the company's restructuring plan, cost reduction measures, contributions from international expansion efforts, an improving external economic environment and the ability to sustain positive operating results. The company's actual results, performance and trends could differ materially from those indicated or implied by such statements as a result of various factors, including (without limitation) the continued strengthening of SPAR Group's selling and marketing functions, continued customer satisfaction and contract renewal, new product development, continued availability of capable dedicated personnel, continued cost management, the success of its international efforts, success and availability of acquisitions, availability of financing and other factors, as well as by factors applicable to most companies such as general economic, competitive and other business and civil conditions. Information regarding certain of these and other factors that could affect future results, performance or trends are discussed in SPAR Group's annual report on Form 10-K, quarterly reports on Form 10-Q, and other filings made with the Securities and Exchange Commission from time to time.

                                SPAR Group, Inc.
                      Consolidated Statements of Operations
                                   (unaudited)
                     (in thousands, except per share data)

                                                Three Months Ended
                                             -------------------------
                                               March 31,    March 31,
                                                 2005         2004
                                             ------------ ------------

 Net Revenues                                  $   14,521   $   12,803
 Cost of revenues                                   8,651        8,694
                                              ------------ ------------
 Gross profit                                       5,870        4,109

 Selling, general and administrative expenses       4,256        4,967
 Depreciation and amortization                        279          362
                                              ------------ ------------
 Operating income (loss)                            1,335       (1,220)

 Interest expense                                      40           35
                                             ------------ ------------
 Income (loss) before provision for income
  taxes and minority interest                       1,295       (1,255)

 Provision (benefit) for income taxes                  15         (465)
                                             ------------ ------------
 Net income (loss) before minority interest         1,280         (790)
 Minority interest                                    111           -

 Net Income (loss)                             $    1,169   $     (790)
                                              ============ ============

 Basic/diluted net income (loss) per common share:

    Net income (loss) - basic/diluted          $     0.06   $    (0.04)

 Weighted average common shares - basic            18,859       18,859
                                              ============ ============

 Weighted average common shares - diluted          19,004       18,859
                                              ============ ============

                                SPAR Group, Inc.
                           Consolidated Balance Sheets
                                   (unaudited)
                (in thousands, except share and per share data)

                                               March 31,  December 31,
                                                 2005        2004
                                             ------------ ------------

 Assets
 Current Assets:
    Cash and cash equivalents                  $      277   $      887
    Accounts receivable, net                        9,851       11,307
    Prepaid expenses and other current assets         400          657
                                              ------------ ------------
 Total current assets                              10,528       12,851

 Property and equipment, net                        1,363        1,536
 Goodwill                                             798          798
 Other assets                                         541          636
                                              ------------ ------------
 Total assets                                  $   13,230   $   15,821
                                              ============ ============

 Liabilities and stockholders' equity
 Current liabilities:
    Accounts payable                           $    1,346   $    2,158
    Accrued expenses and other current
     liabilities                                    2,527        2,391
    Accrued expense due to affiliates               1,020          987
    Restructuring charges                              99          250
    Customer deposits                               1,029        1,147
    Lines of credit                                 2,124        4,956
                                             ------------ ------------
 Total current liabilities                          8,145       11,889

 Other long-term liabilities                           15           12
 Minority Interest                                    217          206
                                              ------------ ------------
 Total liabilities                                  8,377       12,107

 Commitments and contingencies

 Stockholders' equity:
    Preferred stock, $.01 par value:
       Authorized shares-3,000,000
       Issued and outstanding shares-none               -            -
    Common stock, $.01 par value:
       Authorized shares-47,000,000
       Issued and outstanding shares
         18,858,972 - March 31, 2005
         18,858,972 - December 31, 2004               189          189
    Treasury Stock                                     (3)        (108)
    Accumulated other comprehensive loss             (146)         (86)
    Additional paid-in capital                     10,936       11,011
    Accumulated deficit                            (6,123)      (7,292)
                                              ------------ ------------
 Total stockholders' equity                         4,853        3,714
                                              ------------ ------------
 Total liabilities and stockholders' equity    $   13,230   $   15,821
                                              ============ ============

Contact:
SPAR Group, Inc.
Charles Cimitile, 914-332-4100
or
PondelWilkinson Inc.
Roger S. Pondel, 310- 279-5980